UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001-32284	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport,
Texas	75261
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2007, Joseph D. Ruffolo resigned from the Board of Directors (the “Board”) of Kitty Hawk, Inc. (the “Company”).  Mr. Ruffolo stated that he resigned in order to eliminate any possible or perceived conflict of interest as the Board considers certain strategic alternatives for the Company. To the knowledge of the Company’s executive officers, the decision of Mr. Ruffolo to resign was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 24, 2007, the Board approved amendments to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to clarify that the Chairman of the Board is not an officer of the Company. In addition, the Board approved certain additional minor technical and conforming amendments to the Bylaws. The Third Amended and Restated Bylaws are effective as of April 24, 2007.
The summary of changes to the Bylaws set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Third Amended and Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Kitty Hawk, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By:	/s/ Steven E. Markhoff

Name:	Steven E. Markhoff
Title:	Corporate Secretary
Date: October 9, 2007